EXHIBIT 10.1

July 1, 2003

Mr. Jules L. Fisher, Chief Financial Officer

MedicalCV, Inc.

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

Dear Mr. Fisher:

The undersigned (“Lender”) agrees to lend MedicalCV, Inc. (“Borrower”) up to $1,000,000, all as hereinafter described.

Section 1.  Loan, Interest and Fees.

1.1           The Loan.  Subject to the terms and conditions of this Agreement, Lender will loan to Borrower the sum of $1,000,000 (the “Loan”).

1.2           The Note.  The Loan shall be evidenced by a promissory note in the form of Exhibit A attached hereto (as hereafter amended, extended, renewed or replaced, the “Note”).  All unpaid principal and all interest accrued on the Note shall be due and payable on June 30, 2004 (the “Maturity Date”).  The Borrower shall prepay its obligations hereunder as provided in that certain Subordination and Intercreditor Agreement between Lender and PKM Properties, LLC (“PKM”) in the form of Exhibit B attached hereto (as it may be amended, modified, supplemented, restated or replaced from time to time) (the “Subordination and Intercreditor Agreement”).

1.3           Interest.  The principal balance of the Loan shall bear interest as set forth in the Note, payable as set forth in the Note.

1.4           Optional Prepayments.  Borrower may prepay the Loan, in whole or in part, at any time, without premium or penalty.

1.5           Payments.  Payments of principal, interest, fees and expenses hereunder and under the Note shall be made without set-off or counterclaim in immediately available funds not later than 5:00 p.m., Minneapolis time, on the dates called for under this Agreement at the address of Lender set forth in Section 6.3.  Funds received on any day after such time shall be deemed to have been received on the next business day.  Whenever any payment would be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of any interest or fees.

1.6           Subordination.  The Loan and Note are junior and subordinate to certain obligations of Borrower to PKM as set forth in the Subordination and Intercreditor Agreement.

Lender agrees to execute and deliver to Borrower and PKM the Subordination and Intercreditor Agreement.

1.7           Placement Fee.  Concurrent with the funding of the Loan, Borrower will pay Lender a placement fee equal to $65,000.  The Borrower will pay the foregoing fee by issuing checks payable as follows:  (a) $59,900 to Healthcare Finance Solutions and (b) $5,100 to Peter L. Hauser.

1.8           Collateral Security.  As security for the prompt satisfaction of Borrower’s obligations under the Loan, the Borrower grants to the Lender a lien on, and a security interest in, the assets described in the security agreement in the form of Exhibit C attached hereto (the “Security Agreement”).  Borrower agrees to execute and deliver to Lender the Security Agreement.

Section 2.  Conditions Precedent.

The obligation of Lender to make the Loan hereunder shall be subject to the satisfaction of the conditions precedent that Lender shall have received all of the following, in form and substance satisfactory to Lender, each duly executed (as hereafter amended, modified, extended, renewed or replaced, the “Loan Documents”):

(a)           The Note.

(b)           Borrower’s acceptance and acknowledgment of the Subordination and Intercreditor Agreement.

(c)           A warrant for the purchase of 380,357 shares of Borrower’s common stock at an exercise price of $.70 per share, in the form attached hereto as Exhibit D (the “Warrant”).

(d)           The placement fee in the amount of $65,000, and.

(e)           Such other instruments, documents and agreement as Lender shall reasonably require.

Section 3.  Representations and Warranties.

To induce Lender to enter into this Agreement, to grant the Commitment and to make Loan hereunder, Borrower represents and warrants to Lender:

3.1           Validity.  The Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

3.2           No Conflict; No Default.  The execution, delivery and performance by Borrower of the Loan Documents will not result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which he or any of his properties may be bound.

3.3           Financial Statements and Condition.  The Borrower’s unaudited financial statements, dated as of January 31, 2003, as heretofore furnished to Lender, fairly present the financial condition of Borrower.  Since such date, there has been no material adverse change in the financial condition or assets of Borrower.  Borrower has filed all forms, reports and documents required to be filed by it with the SEC since November 20, 2001 and has heretofore made available to the Lender, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-KSB for the fiscal year ended April 30, 2002, and (ii) all other forms, reports, registration statements and other documents filed by Borrower with the SEC since November 20, 2001 (the forms, reports, registration statements and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the “Borrower SEC Reports”).  To the best of Borrower’s knowledge, the Borrower SEC Reports and any other forms, reports and other documents filed by Borrower with the SEC after the date of this Agreement (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.  Lender acknowledges or represents that:

(a)           He has received and reviewed the Borrower SEC Reports;

(b)           He is able to bear the economic risk of the transaction described in this Agreement;

(c)           He understands the risk of investment in Borrower, including the effect of subordination of the Loan to Borrower’s senior creditor, PKM;

(d)           He has been given access to full and complete information regarding Borrower, including the opportunity to meet with officers, ask questions of and receive answers from such officers, and review such documents as he may have requested, and has utilized such access to his satisfaction for the purpose of obtaining information in addition to, or verifying information included in, Borrower SEC Reports and other information disclosed by Borrower orally or in writing;

(e)           Neither the Note nor the Warrant have been registered under the Securities Act of 1933, as amended (the “Act”) or state securities laws; and

(f)            The Note and Warrant are being purchased for his own account and for investment and without the intention of reselling or redistributing the same, and that if Lender should determine to dispose or transfer the Note or Warrant, he will not do so without (1) obtaining an opinion of counsel satisfactory to Borrower that such proposed disposition or transfer may lawfully be made without registration under the Act, or (2) such registrations are in effect.

3.4           Litigation and Contingent Liabilities.  There are no material actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower before any court, arbitrator, governmental department or other instrumentality and Borrower has no material contingent liabilities.

Section 4.  Covenants.

Borrower covenants and agrees with Lender that for so long as there is any amount remaining unpaid on the Note, or Lender has any obligation to make the Loan hereunder, Borrower will comply with the following:

4.1           Financial Statements.  Furnish to Lender such information on Borrower as Lender may reasonably request from time to time.

4.2           Access to Records.  Permit Lender at Lender’s expense to discuss Borrower’s affairs, finances and accounts with officers of Borrower, all at such reasonable times and as often as Lender may reasonably request.

4.3           Reimbursement of Expenses.  Promptly reimburse Lender for any and all expenses of collection of the Loan, including reasonable attorneys’ fees.

Section 5.  Representation of Lender.

Lender represents that he is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act based upon the undersigned having a net worth, or joint net worth with spouse, in excess of $1,000,000.

Section 6.  Miscellaneous.

6.1           Binding Effect.  The parties hereto agree that this Agreement shall be binding upon and inure to the benefit of their respective heirs, successors in interest and assigns.

6.2           Governing Law.  This Agreement and the rights and obligations of the parties hereunder and under the Note and any other documents delivered herewith shall be construed in accordance with and governed by the substantive laws (but not the laws of conflict) of the State of Minnesota.  Borrower hereby consents to the jurisdiction of the courts of the State of Minnesota and federal courts located in the State of Minnesota for any actions brought hereon or on the Note.

6.3           Notices.  Any notices required or contemplated hereunder shall be effective upon the placing thereof in the United States mails, certified mail and with return receipt requested, postage prepaid, and addressed as follows:

If to Borrower:	MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, MN 55077

If to Lender:	Peter L. Hauser
16913 Kings Court
Lakeville, Minnesota 55044

6.4           No Waivers.  No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.5           Accounting Terms.  All accounting terms not otherwise specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied.

LENDER:

/s/ Peter L. Hauser
PETER L. HAUSER

Accepted and agreed to as of the date above.

MEDICALCV, INC.

By:	/s/ Jules L. Fisher
Jules L. Fisher
Its: Chief Financial Officer